Exhibit 3.5

AMENDED AND RESTATED

BY-LAWS

OF

MISONIX OPCO, INC.

ARTICLE I
OFFICES

Section 1. Principal Office. The principal office of Misonix OpCo, Inc. (the “Corporation”) shall be located in the County of Suffolk, New York.

Section 2. Other Offices. The Corporation may have such other offices and places of business, within or without the State of New York, as the board of directors of the Corporation (the “Board”) may, from time to time, determine or the business of the Corporation may require.

ARTICLE II
SHAREHOLDERS

Section 1. Place of Meetings. Meetings of the shareholders may be held at such place or places, within or without the State of New York, as shall be fixed by the Board and stated in the notice of the meeting.

Section 2. Annual Meeting. The annual meeting of shareholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held on such date as the Board shall fix by resolution.

Section 3. Notice of Annual Meeting of Shareholders. Written or electronic notice of any meeting of shareholders, including the annual meeting, stating the place, date and hour of the meeting, shall be delivered to each shareholder entitled to vote not less than ten nor more than sixty days prior to the meeting. The notice shall also set forth at whose direction it is being issued, unless it is notice for the annual meeting.

Section 4. Special Meetings. Special meetings of the shareholders for any purpose or purposes may be called by the Board or the holders of at least one-third of the votes of share of stock issued. The business transacted at any special meeting of the shareholders shall be limited to the purposes stated in the notice.

Section 5. Notice of Special Meeting. Written or electronic notice of a special meeting of the shareholders, stating the place, date and hour of the meeting and the purpose or purposes thereof, shall be delivered to each shareholder entitled to vote, not less than ten nor more than sixty days prior to the meeting. The notice shall also set forth at whose direction it is being issued.

Section 6. Quorum. At any meeting of the shareholders, the holders of a majority of the votes of shares of stock issued and entitled to vote thereat, represented in person or by proxy, shall constitute a quorum for all purposes, except as otherwise provided by law or the certificate of incorporation.

Section 7. Voting. At each meeting of the shareholders, every shareholder of record may vote in person or by proxy executed by the shareholder or by his/her duly authorized attorney-in-fact. Except as may be otherwise provided by the certificate of incorporation, each shareholder shall have one vote for each share of stock registered in his/her name.

Section 8. Adjourned Meetings. Any meeting of shareholders may be adjourned to a designated time and place by a vote of a majority in interest of the shareholders present, in person or by proxy, and entitled to vote, despite the absence of a quorum. No notice of such an adjourned meeting need be given, other than by announcement at the meeting, and any business may be transacted which might have been transacted at the meeting as originally called.

Section 9. Action by Written Consent of Shareholders. Whenever, by any provision of statute or of the certificate of incorporation or of these by-laws, the vote of shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action, the meeting and vote of shareholders may be dispensed with if all the shareholders who would have been entitled to vote upon the action, if such meeting were held, shall consent in writing to such corporate action being taken.

Section 10. Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall be protected in treating such person or persons as the owner thereof for all of owners’ purposes except as otherwise provided by the laws of New York.

Section 11. List of Shareholders. A list of shareholders as of the record date, certified by the corporate officer responsible for its preparation or by a transfer agent, shall be produced at any meeting upon the request thereat or prior thereto of any shareholder. If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

ARTICLE III
DIRECTORS

Section 1. Powers. The business and affairs of the Corporation shall be managed under the direction of the Board. The Board may adopt such rules and regulations for the conduct of its meetings, the exercise of its powers and the management of the affairs of the Corporation as it may deem proper, not inconsistent with the laws of the State of New York, the certificate of incorporation or these by-laws.

In addition to the powers and authorities by these by-laws expressly conferred upon them, the directors may exercise all such powers of the Corporation and do such lawful acts and things as are not by statute or other law or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the shareholders.

Section 2. Number. The number of directors constituting the Board, none of whom need be shareholders, shall be fixed from time to time by resolution of the shareholders or by vote of a majority of the Board then in office.

Section 3. Meeting, Quorum, Action Without Meeting, Communications Equipment. Meetings of the Board, regular or special, may be held at any place, either within or outside the State of New York, provided a quorum be in attendance. Regular meetings of the Board shall be held at such time and place fixed by the Board. Any director may call a special meeting of the Board. The Chairperson of the Board, if one be elected, shall preside at all meetings of the Board and of the shareholders, and the Chairperson shall have and perform such other duties from time to time assigned to the Chairperson by the Board.

A majority of the entire Board shall constitute a quorum at any meeting of the Board. At any meeting of the Board at which a quorum is present, the vote of a majority of the directors present at the time of the vote shall be the act of the Board.

Any action required or permitted to be taken by the Board or any committee thereof may be taken without a meeting if all members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee.

Any one or more members of the Board or any of its committees may participate in a meeting by means of a conference telephone or similar communications equipment allowing all participants to hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to any other time and place. Notice of any adjournment of a meeting of the Board to another time or place shall be given to the directors who were not present at the time of the adjournment and, unless such time and place are announced at the meeting, to the other directors.

Section 4. Vacancies, Removal. Vacancies occurring in the membership of the Board, from whatever cause arising (except vacancies occurring by reason of the removal of directors without cause), may be filled by a majority vote of the remaining directors, though less than a quorum. Vacancies occurring in the membership of the Board by reason of the removal of directors without cause may be filled only by vote of the shareholders.

Any one or more of the directors may be removed (a) either for or without cause, at any time, by vote of the shareholders holding a majority of the votes of the outstanding stock of the Corporation entitled to vote, present, in person or by proxy, at any meeting of the shareholders, or (b) for cause, by action of the Board at any meeting of the Board.

Section 5. Executive Committee and Other Committees. The Board, by resolution adopted by a majority of the entire Board, may designate from among its members an executive committee or other committee or committees, each consisting of one or more directors, with such powers and authority of the Board as may be provided in said resolution to the extent permitted by law.

ARTICLE IV
OFFICERS

Section 1. Generally. The officers of the Corporation shall be elected by the Board and shall consist of a chairperson, a president, one or more vice-presidents, a secretary, and a treasurer, and such other officers as it may determine. Any number of offices may be held by the same person. If all of the issued and outstanding stock of the Corporation is owned by one person, such person may hold all or any combination of offices.

Section 2. Compensation. The compensation of all officers and agents of the corporation who are also directors of the Corporation shall be fixed by the Board. The Board may delegate the power to fix the compensation of other officers and agents of the Corporation to an officer of the Corporation.

Section 3. Succession. All officers shall be elected or appointed to hold office until the meeting of the Board following the next annual meeting of the shareholders. Each officer shall hold office for the term for which he/she is elected or appointed, and until his/her successor has been elected or appointed and qualified. Any officer elected or appointed by the Board may be removed, with or without cause, at any time by the affirmative vote of a majority of the directors. Any vacancy occurring in any office of the Corporation may be filled by the Board.

Section 4. Authority and Duties. Each of the officers of the Corporation shall have such authority and shall perform such duties as are stated in these by-laws or as may be specified by the Board in a resolution which is not inconsistent with these by-laws.

Section 5. The President. The president, who may, but need not, be a director, shall be the chief executive officer of the Corporation and shall, in the absence or non-election of a chairperson of the Board, preside at all meetings of the shareholders and directors. While the directors are not in session, he/she shall have general management and control of the business and affairs of the Corporation.

Section 6. The Vice-President. The vice-president, or if there be more than one, the senior vice-president, as determined by the Board, in the absence or disability of the president, shall exercise the powers and perform the duties of the president and each vice-president shall exercise such other powers and perform such other duties as shall be prescribed by the directors.

Section 7. The Treasurer. The treasurer shall have custody of all funds, securities and evidences of indebtedness of the Corporation; he/she shall receive and give receipts and acquittances for monies paid in on account of the Corporation, and shall pay out of the funds on hand all bills, payrolls, and other just debts of the Corporation, of whatever nature, upon maturity; he/she shall enter regularly in books to be kept by him/her for that purpose, full and accurate accounts of all monies received and paid out by him/her on account of the Corporation, and he/she shall perform all other duties incident to the office of treasurer and as may be prescribed by the directors.

Section 8. The Secretary. The secretary shall keep the minutes of all proceedings of the directors and of the shareholders; he/she shall attend to the giving and serving of all notices to the shareholders and directors or other notice required by law or by these by-laws; he/she shall affix the seal of the Corporation to deeds, contracts and other instruments in writing requiring a seal, when duly signed or when so ordered by the directors; he/she shall have charge of the certificate books and stock books and such other books and papers as the Board may direct, and he/she shall perform all other duties incident to the office of secretary.

ARTICLE V
CAPITAL STOCK

Section 1. Stock Certificates and Uncertificated Shares. The shares of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any resolution of the Board providing for uncertificated shares shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Certificates for the shares of stock of the Corporation shall be in such form as is consistent with the Certificate of Incorporation and New York Business Corporation Law. Each holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairperson of the Board, President or any Vice President and by the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary, certifying the number of shares owned by him in the Corporation. Where any such certificate is countersigned by a transfer agent other than the Corporation or its employee, or by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue. Each certificate shall state upon the face or back thereof, in full or in summary, all of the powers, designations, preferences, and rights, and the limitations or restrictions of the shares authorized to be issued or shall, except as otherwise required by law, set forth on the face or back a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 508(b), (c) and (f) of the New York Business Corporation Law or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights

Section 2. Transfer. Transfers of record of shares of the capital stock of the Corporation shall be made upon its books by the holders thereof, in person or by attorney duly authorized, and upon either the surrender of a certificate or certificates for a like number of shares, properly endorsed or accompanied by a properly endorsed stock power, or upon presentation of proper transfer instructions from the holder of record of uncertificated shares.

Section 3. Lost or Destroyed Certificates. The Board of Directors may direct uncertificated shares or, if requested by the registered owner, a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of uncertificated shares or a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

Section 4. Regulations. Except to the extent that the exercise of such power shall be prohibited or circumscribed by these By-Laws, by the Certificate of Incorporation, or other certificate filed pursuant to law, or by statute, the Board of Directors shall have power to make such rules and regulations concerning the issuance, registration, transfer and cancellation of stock certificates and uncertificated shares as it shall deem appropriate.

Section 5. Record Date. The Board may fix, in advance, a date, not exceeding sixty days, nor less than ten days, as the record date for the determination of shareholders entitled to receive notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or to consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of any other action.

ARTICLE VI
INDEMNIFICATION AND INSURANCE

Section 1. Indemnification.

(a) To the fullest extent now or hereafter provided for or permitted by the laws of the State of New York, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit, proceeding, arbitration, alternative dispute resolution mechanism, investigation, administrative or legislative hearing or any other actual, threatened, pending or completed proceeding (other than one by or in the right of the Corporation to procure a judgment in its favor), whether civil or criminal, and including an action by or in the right of any other Corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise (any such entity, other than the Corporation, being hereinafter referred to as an “Enterprise”), and including any appeals therein (any such process being hereinafter referred to as a “Proceeding”) by reason of the fact that such person or such person’s testator or intestate (i) is or was a director or officer of the Corporation, or (ii) while serving as a director or officer of the Corporation, is or was serving, at the request of the Corporation, as a director, officer, or in any other capacity, any other Enterprise, against any and all judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such Proceeding, if such person acted in good faith, for a purpose which he/she reasonably believed to be in, or in the case of service for any Enterprise, not opposed to, the best interests of the Corporation and, with respect to any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful.

(b) The termination of any such Proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any such person did not act, in good faith, for a purpose which he/she reasonably believed to be in, or in the case of service to an Enterprise, not opposed to, the best interests of the Corporation, or that he/she had reasonable cause to believe that his conduct was unlawful.

(c) To the fullest extent now or hereafter provided for or permitted by the laws of the State of New York, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person or such person’s testator or intestate (i) is or was a director or officer of the Corporation, or (ii) while serving as a director or officer of the Corporation, is or was serving, at the request of the Corporation, as a director, officer, or in any other capacity, any other Enterprise, against amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such Proceeding, if such person acted in good faith, for a purpose which he/she reasonably believed to be in, or in the case of service for any Enterprise, not opposed to, the best interests of the Corporation, except that no indemnification under this paragraph shall be made in respect of (x) a threatened action, or a pending action which is settled or otherwise disposed of, or(y) any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

ARTICLE VII
MISCELLANEOUS

Section 1. Dividends. The Board may declare dividends, from time to time, upon the capital stock of the Corporation in the manner and on the terms permitted by law and the certificate of incorporation.

Section 2. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, New York.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced in any other manner.

Section 3. Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board.

Section 4. Checks, Notes, Etc. Checks, notes, drafts, bills of exchange and orders for the payment of money shall be signed or endorsed by such officer of officers or such other person or persons and in such manner as the Board may, from time to time, designate.

The funds of the Corporation shall be deposited in such bank or trust company, and checks drawn against such funds shall be signed by such officer or officers or such other person or persons and in such manner as the Board may, from time to time, designate.

Section 5. Notice and Waiver of Notice. Notice of a shareholder’s meeting need not be given to any shareholder who submits a waiver of notice whether before or after the meeting. Waiver of notice may be written or electronic. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by such shareholder.

Notice of a Board meeting need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice of such meeting. Waiver of notice may be written or electronic.

Whenever any notice is required by these by-laws to be given, personal notice is not meant and any notice so required shall be deemed to be sufficient if given in writing or electronically. Written notice must be deposited in a post office or post office box in a sealed postpaid wrapper, addressed to the shareholder, officer or director, at such address as appears on the books of the Corporation and such notice shall be deemed to have been given on the day of such deposit. If transmitted electronically, notice is given when directed to the shareholder’s electronic mail address as supplied by the shareholder to the secretary of the Corporation or as otherwise directed pursuant to the shareholder’s authorization or instructions.

ARTICLE VIII
AMENDMENTS

Section 1. By Shareholders. These by-laws may be amended at any shareholders’ meeting by vote of the shareholders holding a majority of the votes of the outstanding stock at the time entitled to vote thereon, present either in person or by proxy, provided notice of the amendment is included in the notice or waiver of notice of such meeting.

Section 2. By Directors. The Board may also amend these by-laws at any regular or special meeting of the Board by a majority vote of the entire Board, but any by-laws so made by the Board may be altered or repealed by the shareholders entitled to vote thereon.